UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2025

International Paper Company
(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.   Costs Associated with Exit or Disposal Activities
On August 20, 2025, International Paper Company (the “Company”) committed to mill closures at its Riceboro, Georgia and Savannah, Georgia facilities impacting its Containerboard business. The Company estimates the closures will result in aggregate pre-tax cash charges of approximately $158 million and pre-tax non-cash accelerated depreciation charges of approximately $570 million as further described below. These actions are being undertaken as part of the Company’s 80/20 strategic approach, as announced by the Company in July 2024.

Through the 80/20 strategic approach, we intend to deliver profitable market share growth by striving to be the lowest-cost producer and the most reliable and innovative sustainable packaging solutions provider to our customers across North America and EMEA. As part of the Company’s 80/20 strategic approach, the Company intends to guide investments and align resources to win with our most strategic customers, while reducing complexity and cost across the Company.

Riceboro, Georgia Mill

The Company plans to permanently close its containerboard, timber and lumber mills in Riceboro, Georgia. The containerboard mill will shut down in stages with all operations expected to cease by September 12, 2025. The closure is expected to reduce the Company’s containerboard capacity by approximately 430,000 tons. The Company estimates that the closure will result in aggregate pre-tax noncash asset write-off and accelerated depreciation charges of approximately $170 million and aggregate pre-tax cash severance and other shutdown charges of approximately $77 million, and anticipates that these charges will be recorded during the three months ending September 30, 2025. The Company expects closure of the containerboard mill to reduce its workforce by approximately 300 employees.

Savannah, Georgia Mill

The Company plans to permanently close its containerboard mill and packaging facility in Savannah, Georgia. The containerboard mill will shut down in stages with all operations expected to cease by September 30, 2025. The closure is expected to reduce the Company’s containerboard capacity by approximately 1,000,000 tons. The Company estimates that the closure will result in aggregate pre-tax noncash asset write-off and accelerated depreciation charges of approximately $400 million and aggregate pre-tax cash severance and other shutdown charges of approximately $81 million, and anticipates that these charges will be recorded during the three months ending September 30, 2025. The Company expects closure of the containerboard mill to reduce its workforce by approximately 680 employees.
Item 2.06. Material Impairments
The disclosure under Item 2.05 is incorporated by reference into this item 2.06.

Item 7.01     Regulation FD Disclosure

On August 21, 2025, the Company issued a press release announcing these actions, which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding, among other things, our closures and associated headcount reduction as well as anticipated expense reductions, the expected amount of certain pre-tax charges and the anticipated timing of such pre-tax charges, our 80/20 strategic approach and certain actions described herein. These forward-looking statements reflect management's current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions, as well as other factors, that could affect the closures including the amount of such pre-tax charges and the timing of such pre-tax charges or actions described herein. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the "SEC") on February 21, 2025, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, and the Company's Quarterly

Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or changes in expectations.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	International Paper Company Press Release dated August 21, 2025.
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date:	8/21/2025	By:	/s/ Joseph R. Saab
		Name:	Joseph R. Saab
		Title:	Senior Vice President, General Counsel and Corporate Secretary